PROMISSORY NOTE

$1,951,623.17                                                  December 16, 1996


     For value received, the undersigned, Chelsea Piers L.P., a New York limited partnership having its principal place of business at Chelsea Piers - Pier 62, Suite 300, New York, New York 10011 (hereinafter referred to as "Maker"), hereby promises to pay to the order of Roland W. Betts and Tom A. Bernstein (hereinafter collectively referred to as "Holder"), at Chelsea Piers - Pier 62, Suite 300, New York, New York 10011, or at such other address as Holder may designate from time to time in a notice given to Maker, the principal amount of One Million Nine Hundred Fifty-One Thousand Six Hundred Twenty-Three Dollars and Seventeen Cents ($1,951,623.17) representing an amount loaned by Holder to Maker in respect of capital expenditures undertaken by Maker during 1996 at Chelsea Piers and financed by Maker through working capital, together with interest on the unpaid principal balance thereof at the rate hereinafter provided, all of which payments shall be paid in lawful money of the United States of America which shall be legal tender for the payment of all debts, public or private, at the time of payment, and shall be due and payable as follows:

     A. During the period commencing on the date of this Note first above written and continuing through and including the fifth anniversary of the date first above written ("the Maturity Date"), interest shall accrue on the outstanding principal balance of this Note at a rate per annum which is equal to 12.5%, compounded quarterly ("Interest Rate").

     B. All accrued and unpaid interest shall be due and payable, in arrears, commencing on April 1, 1997 and on each January 1, April 1, July 1 and October 1 thereafter (each, an "Interest Payment Date"), through and including the Maturity Date; provided, however, that Maker may by notice given to Holder elect to defer its interest payment obligations hereunder for any calendar quarter without premium or penalty and interest shall continue to accrue on the Note at the Interest Rate.

     C. Maker may prepay the principal amount of this Note, in whole or in part, at any time without premium or penalty; provided, however, Maker shall in no event make a principal payment in respect of this Note in an amount in excess of two million dollars in any calendar year if at the time of such payment the Indentures (as hereinafter defined) remain in full force and effect.

     D. On the Maturity Date, an amount equal to any remaining principal balance of this Note plus any accrued and unpaid interest, shall be due and payable; provided, however, Maker may by notice given to Holder



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         elect to extend the Maturity  Date of the Note as to all or any portion of such principal balance for such period of time as it shall elect without premium or penalty. Any such extension of the final maturity date of the Note shall thereafter be deemed the "Maturity Date" for purposes of this Note. If the Maturity Date shall occur at a time when the Indentures (as hereinafter defined) remain in effect, Maker shall be deemed to have elected to extend to the first day of the following calendar year the Maturity Date as to that portion of the remaining principal balance as is necessary so that no more than two million dollars of the principal amount hereof is due in any calendar year.

     All amounts paid or payable to Holder shall be paid 50% to Roland W. Betts and 50% to Tom A. Bernstein. All amounts received by Holder with respect to this Note are to be applied first to any accrued and unpaid interest on the principal balance of this Note, then toward any amounts (other than principal and interest) due pursuant to this Note, and then to the outstanding principal balance of this Note. Interest shall be computed based on the actual number of days elapsed in a 365-day year. If any payment required hereunder becomes due and payable on a Saturday, Sunday or legal holiday or a day on which banking institutions are authorized to close in New York State, the due date of such payment shall be extended to the next succeeding business day and, during such extension, interest shall continue to accrue and shall be payable at the rate per annum specified in Paragraph A above. "Indentures" as used herein shall mean the (i) the Indenture, dated as of June 27, 1994, between Maker and The Bank of New York relating to the 12.5% A Discount First Mortgage Notes Due 2004, and
(ii) the Indenture, dated as of June 27, 1994, between Maker and The Bank of New York relating to the 11% B Discount First Mortgage Notes Due 2009.

     The failure of Maker to pay any installment of principal or interest or any other amount required by this Note, which failure remains uncured for more than 10 working days after the receipt by Maker of notice from Holder of such nonpayment, shall constitute a "Note Event of Default."

     Holder shall be entitled during the pendency of a Note Event of Default, by notice to Maker, to declare the entire unpaid principal amount of this Note, and all accrued and unpaid interest thereon immediately due and payable. Presentment for payment, demand, protest and further notice of any kind, are all hereby expressly waived by Maker. Forbearance by Holder in exercising its right to accelerate the maturity of this Note shall not constitute a waiver of Holder's right to do so at any time with respect to any subsequent Note Event of Default. No cure by Maker shall limit or restrict the rights or remedies of Holder as to subsequent Note Events of Default.

     This Note is a full recourse Note, provided that in no event shall any general or limited partner of Maker have any liability to Holder hereunder. To secure this Note and the obligations of Maker to Holder hereunder, Maker hereby grants to Holder a second priority lien and security interest in all rights, title and interest of Maker in and to Maker's now owned or hereafter acquired, created or arising accounts, inventory, equipment, general tangibles, chattel paper, instruments, documents, deposit accounts, monies, assets, personal property and all additions or substitutions thereof and cash and non-cash


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proceeds  of  the  foregoing  ("Collateral"),  subject  and  subordinate  in all respects to the security interest granted to the Trustee under the Collateral Documents. In no event shall the security interest granted hereunder be deemed to extend to any property that constitutes real property under applicable law.

     From and after, and during the continuance of, a Note Event of Default, Holder shall be entitled to exercise all of the rights and remedies of a secured party available under the Uniform Commercial Code of the State of New York for the protection and enforcement of its rights in respect of the Collateral.

     Anything to the contrary herein notwithstanding, the terms of this Note shall be construed and applied so as to be consistent with, and not to result in a default by the Maker under, the terms and conditions of the Indentures and the Collateral Documents (defined herein as such term is defined in the Indentures). In the event of any conflict between the terms hereof and the terms of the Indentures or the Collateral Documents, the terms hereof shall be deemed to have been reformed so as to eliminate any such conflict.

     Notwithstanding any provision to the contrary contained in this Note, the total obligation for payments which are legally regarded as interest shall not exceed the maximum limits imposed by applicable state and federal laws in effect on the date hereof.

     Maker waives all notices, demands for payment, presentment for payment, notice of dishonor, notice of protest, protest, and diligence in collection as to this Note and as to each, every and all installments hereof, and agrees that the granting to Maker of any extension or extensions of time for the payment of any sum or sums due pursuant to this Note shall not in any way release or affect the liability of Maker. Maker shall pay Holder all sums which are payable pursuant to the terms of this Note without setoff, recoupment or deduction of any kind or for any reason whatsoever.

     No provision of this Note may be waived, changed, modified, amended or discharged orally; only a written agreement which is signed by the party against whom enforcement of any waiver, change, modification, amendment or discharge is sought shall be effective.

     This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

     This Note may not be assigned to any person or entity by Holder without the express prior written consent of Maker.

     Whenever used in this Note, the term "Maker" shall refer to the Maker named in this Note, its legal representatives, successors and assigns. Whenever used in this Note, the term "Holder" shall refer to the Holder named in this Note and their legal representatives, successors and permitted assigns. The pronouns used in this Note shall include, when appropriate, either gender and both singular and plural.


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     Any notice required or permitted to be given by this Note shall be given in writing and be effective and shall be deemed received three days after its deposit, postage prepaid and registered or certified with return receipt requested, in the United States mail, addressed to Maker or Holder at the address set forth above, or upon its delivery and receipt by hand at the address set forth above, or to such other address as each party may designate for itself by notice given in accordance with this paragraph.

     IN WITNESS WHEREOF, Maker has executed this Note by its duly authorized representative on the day and year first above written.


                                        MAKER:

                                        CHELSEA PIERS L.P.

                                        By:      Chelsea Piers Management Inc.,
                                                       as General Partner



                                        By:  /s/ Roland W. Betts
                                             -----------------------------------
                                                 Name:  Roland W. Betts
                                                 Title:  Chairman




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